UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 4, 2010

TECHPRECISION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA  01473
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 874-0591

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of TechPrecision Corporation (the “Company”), amended the Company’s 2006 Long-Term Incentive Plan (the “Plan”) to increase the maximum number of shares of common stock that may be issued under the Plan from 1,000,000 shares to an aggregate of 3,000,000 shares.

In addition, effective August 4, 2010, the Company issued incentive stock options (the “Options”) under the Plan to its Chief Executive Officer (pursuant to his offer letter, filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2010), and to the Chief Financial Officer, in the following amounts:

Recipient	No. of Shares of Common Stock Underlying Options
James S. Molinaro	1,000,000
Richard F. Fitzgerald	150,000

The Options will each have per share exercise prices of $0.70, the closing price per share of the Company’s common stock on the date of grant.  The options will vest in substantially equal annual installments on each of the first three anniversaries of the date of grant, and will expire on August 4, 2020.

The treatment of the Options as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”), is dependent upon receipt of shareholder approval within 12 months of the date of grant.  The Company expects to request such approval from its stockholders at the annual meeting of the Company’s stockholders to be held in the third fiscal quarter ending December 31, 2010. If shareholder approval is not obtained, the Options will be treated as non-qualified stock options under the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: August 9, 2010	By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

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